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                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                           RYKA  INC. AND SUBSIDIARY


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                                                                           SIX MONTHS
                                                                         ENDED JUNE 30,
                                                                    -----------------------
                                                                       1997         1996
                                                                    ----------   ----------
PRIMARY:
     Weighted average number of shares outstanding                  57,607,568   46,576,864
     Net effect of dilutive stock options and warrants (based on
         the Treasury Stock Method using average market price)              --           --
                                                                    ----------   ----------
          Total                                                     57,607,568   46,576,864
                                                                    ==========   ==========
     Net loss                                                      ($  323,925) ($  833,706)
                                                                    ==========   ==========
     Net loss share                                                ($      .01) ($      .02)
                                                                    ==========   ==========

FULLY DILUTED:
     Weighted average number of shares outstanding                     N/A          N/A
     Net effect of dilutive stock options and warrants (based on the Treasury Stock Method using the quarter-end market
        price, if greater than the average market price)                  --           --
                                                                    ----------   ----------
          Total                                                        N/A          N/A
                                                                    ==========   ==========
     Net loss                                                          N/A          N/A
                                                                    ==========   ==========
     Net loss per share                                                N/A          N/A
                                                                    ==========   ==========

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